Exhibit 99.01

MEDIA CONTACT:
Kasey Holman
Media Relations – Silicon Image, Inc.
Phone: 408-616-4192
kasey.holman@siliconimage.com

INVESTOR CONTACT:
Mike Bishop
Investor Relations – The Blueshirt Group
Phone: 415-217-4968
mike@blueshirtgroup.com

Silicon Image Reports Third Quarter 2008 Financial Results

SUNNYVALE, Calif., October 23, 2008 – Silicon Image, Inc. (NASDAQ: SIMG), a leader in semiconductors and intellectual property for the secure distribution, presentation and storage of high-definition content, today reported financial results for its third quarter ended September 30, 2008.

Revenue for the third quarter of 2008 was $77.8 million, compared to $70.1 million for the second quarter of 2008 and $86.3 million for the third quarter of 2007.

GAAP net income for the third quarter of 2008 was $6.1 million, or $0.08 per diluted share, compared to a GAAP net loss of $0.5 million, or $0.01 per diluted share, for the second quarter of 2008 and GAAP net income of $4.1 million, or $0.05 per diluted share, for the third quarter of 2007.

Non-GAAP net income for the third quarter of 2008 was $17.7 million, or $0.23 per diluted share, compared to $5.0 million, or $0.07 per diluted share, for the second quarter of 2008 and $8.3 million, or $0.10 per diluted share, for the third quarter of 2007.  Non-GAAP net income for the third quarter of 2008 consisted of $9.7 million, or $0.13 diluted share, from operations and $8.0 million, or $0.10 per diluted share, attributable to income tax benefits.  Non-GAAP net income excludes stock-based compensation expense, amortization of intangible assets and restructuring charges.

A reconciliation of GAAP and non-GAAP items is provided in a table immediately following the Condensed Consolidated Statements of Operations.

“During Q3 we sequentially increased revenue and operating profit in line with our plan and generated $15 million in cash,” said Steve Tirado, Silicon Image's president and chief executive officer. “As of September 30, 2008 we had $200 million in cash and investments and no debt.  We’ve experienced a number of design wins during the quarter and expect to win additional slots as we progress through the 2008/2009 customer design win season in accordance with our new product initiatives roadmap.”

Third Quarter Highlights

1060 E. Arques Avenue, Sunnyvale, CA 94085        408.616.4000          www.siliconimage.com

●	Samsung Electronics implements InstaPort ™ technology in next generation DTVs in order to improve the HDTV entertainment experience for their consumers.
o	Instaport reduces HDMI device switching time to sub-second speeds vs competitive solutions at 4-7 seconds.
●	New PEN (Personal Entertainment Network) digital connectivity technology voted “Best New Product Idea” at CableLabs ® Summer Conference 2008.
o
PEN “Echocast technology” solves remote user interface distribution with a “pixel accurate protocol” that provides a highly responsive consumer experience to any display on a wired or wireless home network.

●	Introduction of SiI9206 – a new ultra-low-power dual-mode HDMI/MHL interface solution targeting the mobile phone handset.
●	VastLane HDMI and DVI Transmitters now available for next-generation AMD processor-based mobile, thin-client, point-of-sale and gaming systems.

The following is Silicon Image's current financial outlook for the fourth quarter of 2008:

Revenue: $68 million - $69 million
Gross margin: 57% - 58%
GAAP operating expenses: $40 million - $41 million
Non-GAAP operating expenses: $34 million - $35 million
Interest Income: $0.9 million - $1.0 million
Effective tax rate: 0%
Diluted shares outstanding: approximately 76 million

Use of Non-GAAP Financial Information

Silicon Image presents and discusses gross margin, operating expenses, net income and basic and diluted net income (loss) per share in accordance with Generally Accepted Accounting Principles (GAAP) and on a non-GAAP basis for informational purposes only. Silicon Image believes that non-GAAP reporting, giving effect to the adjustments shown in the attached reconciliation, provides meaningful information and therefore uses non-GAAP reporting to supplement its GAAP reporting and internally in evaluating operations, managing and monitoring performance, and determining bonus compensation. Further, Silicon Image uses non-GAAP information as certain non-cash charges such as amortization of intangibles and stock based compensation do not reflect the cash operating results of the business. Silicon Image has chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of its operating results and to illustrate the results of operations giving effect to such non-GAAP adjustments. The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Conference Call

The company will host an investor conference call today to discuss its third quarter results at 2:00 p.m. Pacific Time and will web cast that event. To access the conference call, dial 719-325-4746 and enter pass code 4946309. The webcast will be accessible on Silicon Image's investor relations website at http://www.SiliconImage.com. A replay of the conference call will be available within two hours of the conclusion of the conference call though November 6, 2008. To access the replay, please dial 888-203-1112 or 719-457-0820 and enter pass code 4946309.

1060 E. Arques Avenue, Sunnyvale, CA 94085        408.616.4000          www.siliconimage.com

About Silicon Image, Inc.
Silicon Image, Inc. is a global leader in driving the architecture and semiconductor implementation for the secure distribution, presentation and storage of high-definition content in the consumer electronics, personal computing, and mobile device markets. With a rich history of technology innovation that includes creating industry standards such as SATA, DVI and HDMI, Silicon Image partners with the world’s leading entertainment creators and electronics manufacturers to deliver digital HD content to consumers anytime, anywhere, on any device. Silicon Image is also a leading provider of semiconductor intellectual property solutions for high-definition multimedia and data storage applications. Additionally, Simplay Labs, LLC, a wholly-owned subsidiary of Silicon Image, offers robust testing tools, technologies, support services, consulting and product certification to electronics manufacturers to maximize performance, interoperability and ensure the highest-quality HD experience to consumers. With engineering, sales and customer support facilities located throughout North America, Asia and Europe, Silicon Image (NASDAQ: SIMG) is globally headquartered in Sunnyvale, California. For more information, please visit www.siliconimage.com.

NOTE: Silicon Image and Simplay HD are trademarks, registered trademarks or service marks of Silicon Image, Inc. in the United States and other countries. HDMI and High-Definition Multimedia Interface are trademarks or registered trademarks of HDMI Licensing, LLC in the United States and other countries, and are used under license from HDMI Licensing, LLC. All other trademarks and registered trademarks are the property of their respective owners.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements include, but are not limited to, statements related to Silicon Image's future operating results, including design wins in the 2008/2009 customer design win season, revenue, gross margin, operating expenses, interest income, tax rates and shares outstanding in the fourth quarter of 2008, the company's ability to deliver financial performance in line with its stated goals and new products and technologies to market, and the performance and customer benefits of Silicon Image’s products. These forward-looking statements involve risks and uncertainties, including the company's ability to secure additional design wins in 2008 and 2009 and to deliver financial performance in-line with its stated goals and new products and technologies to market and other risks and uncertainties described from time to time in Silicon Image's filings with the Securities and Exchange Commission (SEC). These risks and uncertainties could cause the actual results to differ materially from those anticipated by these forward-looking statements. In addition, see the Risk Factors section of the most recent Form 10-K filed by Silicon Image with the U.S. Securities and Exchange Commission. These forward-looking statements are made of the date of this press release, and Silicon Image assumes no obligation to update any such forward-looking information.

# # #

1060 E. Arques Avenue, Sunnyvale, CA 94085        408.616.4000          www.siliconimage.com

SILICON IMAGE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30, 2008	December 31, 2007
Assets
Current Assets:
Cash and cash equivalents	$72,368	$137,822
Short-term investments	128,171	111,889
Accounts receivable, net	23,603	21,254
Inventories	16,503	20,198
Prepaid expenses and other current assets	9,629	13,732
Deferred income taxes, current	4,881	3,984
Total current assets	255,155	308,879
Property and equipment, net	21,606	24,191
Goodwill	19,210	19,210
Intangible assets, net	34,508	39,269
Deferred income taxes, non-current	24,387	19,978
Other assets	1,357	1,421
Total assets	$356,223	$412,948
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$32,096	$17,892
Accrued liabilities and other current liabilities	18,033	36,996
Deferred license revenue	3,045	3,860
Deferred margin on sales to distributors	23,892	26,443
Current liabilities	77,066	85,191
Other long-term liabilities	10,738	13,910
Total liabilities	87,804	99,101
Stockholders’ Equity:
Total stockholders’ equity	268,419	313,847
Total liabilities and stockholders’ equity	$356,223	$412,948

1060 E. Arques Avenue, Sunnyvale, CA 94085        408.616.4000          www.siliconimage.com

SILICON IMAGE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)
	Three months ended			Nine months ended
	September 30, 2008	June 30, 2008	September 30, 2007	September 30, 2008	September 30, 2007
Revenue:
Product	$64,974	$61,836	$74,173	$183,997	$195,715
Licensing	12,802	8,247	12,109	30,975	39,457
Total revenue	77,776	70,083	86,282	214,972	235,172
Cost of revenue and operating expenses:
Cost of revenue (1)	31,741	29,107	37,500	88,985	105,196
Research and development (2)	20,714	22,298	20,489	64,554	56,709
Selling, general and administrative (3)	17,468	19,067	16,827	54,853	51,122
Amortization of intangible assets	1,587	1,587	540	4,761	1,692
Restructuring expenses	1,876	-	-	1,876	-
Total cost of revenue and operating expenses	73,386	72,059	75,356	215,029	214,719
Income (loss) from operations	4,390	(1,976)	10,926	(57)	20,453
Interest income and other, net	1,798	1,380	2,302	5,094	8,618
Income (loss) before income taxes	6,188	(596)	13,228	5,037	29,071
Provision (benefit) for income taxes	114	(134)	9,118	(13)	17,673
Net income (loss)	$6,074	$(462)	$4,110	$5,050	$11,398

Net income (loss) per share – basic and diluted	$0.08	$(0.01)	$0.05	$0.07	$0.13
Weighted average shares – basic	73,861	73,399	84,489	76,088	86,008
Weighted average shares – diluted	75,334	73,399	85,937	77,185	88,063
_________________
(1) Includes stock-based compensation expense	$351	$431	$421	$1,132	$1,210
(2) Includes stock-based compensation expense	1,753	2,213	2,181	5,200	6,545
(3) Includes stock-based compensation expense	2,004	3,614	2,731	8,057	6,796

1060 E. Arques Avenue, Sunnyvale, CA 94085        408.616.4000          www.siliconimage.com

SILICON IMAGE, INC.
GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME RECONCILIATION
(In thousands, except per share amounts)
(unaudited)
	Three months ended			Nine months ended
	September 30, 2008	June 30, 2008	September 30, 2007	September 30, 2008	September 30, 2007

GAAP Net income (loss)	$6,074	$(462)	$4,110	$5,050	$11,398

Non-GAAP adjustments:
Stock-based compensation expense (1)	4,108	6,258	5,333	14,389	14,551
Amortization of intangible assets (2)	1,587	1,587	540	4,761	1,692
Restructuring expenses	1,876	-	-	1,876	-
Non-GAAP Net income before tax adjustments	13,645	7,383	9,983	26,076	27,641

Income tax effects on above adjustments	4,037	(2,354)	(1,712)	-	(4,519)
Non-GAAP net income	$17,682	$5,029	$8,271	$26,076	$23,122

Non-GAAP net income per share — basic	$0.24	$0.07	$0.10	$0.34	$0.27
Non-GAAP net income per share — diluted	$0.23	$0.07	$0.10	$0.34	$0.26
Weighted average shares — basic	73,861	73,399	84,489	76,088	86,008
Weighted average shares — diluted	75,334	74,815	85,937	77,185	88,063

(1) For the three months and nine months ended September 30, 2008 and 2007, and for the three months ended June 30, 2008, these adjustments represent the non-cash amortization of stock-based compensation associated with the adoption of SFAS No. 123 (R) Share-based Payment..

Cost of Revenue	$351	$431	$421	$1,132	$1,210
Research and Development	1,753	2,213	2,181	5,200	6,545
Selling, General and Administrative	2,004	3,614	2,731	8,057	6,796
Total	$4,108	$6,258	$5,333	$14,389	$14,551

(2) This adjustment represents expenses for the amortization of intangible assets recorded in connection with our acquisitions. These on-going expenses pertain to intangible assets that are not expected to be replaced when fully amortized, as might a depreciable tangible asset.

1060 E. Arques Avenue, Sunnyvale, CA 94085        408.616.4000          www.siliconimage.com

SILICON IMAGE, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands) (unaudited)
	Nine months ended September 30,
	2008	2007
Cash flows from operating activities:
Net income	$5,050	$11,398
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	7,894	7,456
Amortization of intangible assets	4,761	1,692
Provision for doubtful accounts	621	450
Stock-based compensation expense	14,389	14,549
Income tax benefit (deficiency) from employee based compensation plans	(475)	789
Excess tax benefits from employee stock transactions	(527)	(2,880)
(Accretion) of investment discount/Amortization of investment premium	768	(260)
Realized gain on investments	(106)	(27)
Non-cash restructuring expenses	459
Loss on disposal of property and equipment	562	995
Deferred income taxes	(5,306)	(206)
Changes in assets and liabilities:
Accounts receivable	(2,835)	(3,029)
Inventories	3,695	8,736
Prepaid expenses and other assets	4,167	1,167
Accounts payable	4,590	6,421
Accrued liabilities and other liabilities	(7,090)	(22,263)
Deferred revenue	(815)	(839)
Deferred margin on sales to distributors	(2,551)	12,852
Cash provided by operating activities	27,251	37,001
Cash flows from investing activities:
Proceeds from sales and maturities of short-term investments	171,231	100,434
Purchases of short-term investments	(188,443)	(26,287)
Business acquisition, net of cash acquired	-	(13,751)
Purchases of property and equipment	(6,028)	(10,105)
Purchase of intellectual property	-	(15,040)
Cash provided by (used in) investing activities	(23,240)	35,251
Cash flows from financing activities:
Proceeds from issuances of common stock, net	4,748	12,305
Excess tax benefits from employee stock transactions	527	2,880
Payment for vendor financed software and intangibles purchased	(6,153)	(528)
Payments to acquire treasury stock	(68,180)	(38,096)
Cash used in financing activities	(69,058)	(23,439)
Effect of exchange rate changes on cash and cash equivalents	(407)	(76)
Net increase (decrease) in cash and cash equivalents	(65,454)	48,737
Cash and cash equivalents — beginning of period	137,822	81,921
Cash and cash equivalents — end of period	$72,368	$130,658
Supplemental cash flow information:
Cash payment for interest	$38	$33
Cash payment for income taxes	1,924	29,018
Unrealized net gain (loss) on investment securities	(399)	163
Property and equipment purchased but not paid for	302	1,604

1060 E. Arques Avenue, Sunnyvale, CA 94085        408.616.4000          www.siliconimage.com